UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2019

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

ITEM 5.07         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of shareholders of Cimarex Energy Co. was held on May 8, 2019.  Four proposals were voted upon at the annual meeting.  Following are the results of the balloting:

Item 1.                Elect three Class II directors for terms expiring in 2022.

Class II Directors	For	Against	Abstentions	Broker Non-Votes
Hans Helmerich	84,378,357	2,845,257	106,997	4,736,150
Harold R. Logan, Jr.	85,769,143	1,454,270	107,197	4,736,151
Monroe W. Robertson	85,093,811	2,128,618	108,181	4,736,151

Item 2.                Advisory vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
53,032,498	30,374,019	3,924,088	4,736,156

Item 3.                Approval of the 2019 Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
82,179,384	4,963,768	187,339	4,736,270

Item 4.                Ratify the appointment of KPMG LLP as independent auditors for 2019.

For	Against	Abstentions
91,124,051	661,898	280,812

ITEM 8.01         OTHER EVENTS

Prior to the May 8, 2019 Annual Meeting of Shareholders, Cimarex discussed with major shareholders the positive and negative recommendations of proxy advisory consultants concerning the Company’s advisory vote on executive compensation and areas of interest or concern to those shareholders on compensation and other issues.  The Compensation and Governance Committee of the Board of Directors is reviewing potential revisions to the Company’s compensation plans in light of the input received and the shareholder vote noted in Item 5.07 above.  The Company plans to continue shareholder engagement on these and other topics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 9, 2019	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel